[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO.	FACE AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

Notes Linked to the Nasdaq-100 Index® due January 4, 2008

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on January 4, 2008. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota.

“Nasdaq®,” “Nasdaq-100®,” and “Nasdaq-100 Index®” are trademarks, trade names or service marks of The Nasdaq Stock Market, Inc. (“Nasdaq”, which term, as used herein, includes its successors) and have been licensed for use by the Company. This Security has not been passed on by Nasdaq or its affiliates as to its legality or suitability. This Security, based on the performance of the Nasdaq-100 Index, is not issued, sponsored, endorsed, sold or promoted by Nasdaq or its affiliates and neither Nasdaq nor its affiliates makes a representation regarding the advisability of investing in this Security.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security,

•	if the Average Closing Index Level is equal to or greater than the Initial Index Level, the sum of (i) $1,000 and (ii) the Additional Amount, if any; and

•	if the Average Closing Index Level is less than the Initial Index Level, an amount equal to the greater of (i) $900 and (ii) the product of

•	$1,000; and

•	Average Closing Index Level
Initial Index Level

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the greater of (i) zero and (ii) the product of:

•	$1,000;

•	Participation Rate; and

•	Average Closing Index Level - Initial Index Level
Initial Index Level

“Average Closing Index Level” shall mean, except as set forth in the next sentence, the arithmetic average of the Closing Levels of the Nasdaq-100 Index on the last Trading Day of each of the 60 months after December 2002, starting from and including January 2003 and ending at and including December 2007. If the Calculation Agent determines that one or more Market Disruption Events have occurred on any of these dates, the Calculation Agent will determine the Closing Level for such date by reference to the Closing Level of the Nasdaq-100 Index on the next Trading Day on which there is not a Market Disruption Event; provided, however, that if a Market Disruption Event occurs on the last Trading Day of December 2007 and the next Trading Day on which there is not a Market Disruption Event has not occurred on or prior to January 3, 2008, the Calculation Agent will determine the Average Closing Index Level without including a Closing Level for December 2007 and the Average Closing Index Level will be based on the Closing Levels on 59 monthly dates.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of December 30, 2002 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the

Average Closing Index Level, the Additional Amount, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

“Closing Level” shall mean, on any date, the last reported level of the Nasdaq-100 Index at 4:00 p.m., New York City time, on such date as reported by Nasdaq; provided, however, that in the event that Nasdaq discontinues publication of the Nasdaq-100 Index, the Closing Level will be determined in the manner set forth in this Security under “Discontinuance Of The Nasdaq-100 Index; Alteration Of Method Of Calculation.”

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Initial Index Level” shall mean                             .

A “Market Disruption Event” with respect to the Nasdaq-100 Index will occur on any day if the Calculation Agent determines any of the following:

•
A suspension, absence or material limitation of trading in 20% or more of the underlying stocks which then comprise the Nasdaq-100 Index or any successor index has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on The Nasdaq Stock Market or the applicable primary exchange or trading system. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. A “trading system” includes bulletin board services. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of that security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

•
A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading in options or futures contracts related to the Nasdaq-100 Index or any successor index, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•
Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Nasdaq-100 Index or any successor index or in respect of options contracts related to the Nasdaq-100 Index or any successor index, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

For purposes of determining whether a Market Disruption Event has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

•	any suspension in trading in an options contract on the Nasdaq-100 Index or any successor index by a major securities exchange, trading system or market by reason of:

•	a price change violating limits set by that securities market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

•
a suspension or material limitation on an exchange, trading system or market will include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange, trading system or market but will not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange’s, trading system’s or market’s regularly scheduled business hours; and

•	close of trading means the close of trading on the relevant exchange without taking into account any extended or after-hours trading sessions.

“Nasdaq-100 Index” shall mean the Nasdaq-100 Index as calculated by Nasdaq.

“Participation Rate” means                             .

“Stated Maturity Date” shall mean January 4, 2008.

“Trading Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market and the American Stock Exchange are open for trading.

Discontinuance Of The Nasdaq-100 Index; Alteration Of Method Of Calculation

If Nasdaq discontinues publication of the Nasdaq-100 Index and Nasdaq or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Nasdaq-100 Index, then any subsequent Closing Level will be determined by reference to the value of such successor or substitute index (in any such case, a “successor index”) at the close of trading on The New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market or the relevant exchange or market for the successor index on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Company will promptly give notice to the Holders of the Securities of this series.

If Nasdaq discontinues publication of the Nasdaq-100 Index prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level to be used in computing the Maturity Payment Amount. Each such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Nasdaq-100 Index last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Nasdaq-100 Index on the primary organized U.S. exchange or trading system for such security. “Closing Price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized U.S. exchange or trading system on which such security is then listed or admitted to trading.

If at any time the method of calculating the Nasdaq-100 Index or a successor index, or the Closing Level thereof, is changed in a material respect, or if the Nasdaq-100 Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Nasdaq-100 Index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that any Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Nasdaq-100 Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level and the Maturity Payment Amount with reference to the Nasdaq-100 Index or such successor index, as adjusted. Accordingly, if the method of calculating the Nasdaq-100 Index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Nasdaq-100 Index or such successor index as if it had not been modified (for example, as if such split had not occurred).

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount. In addition, the Calculation Agent will determine if adjustments are required to the Closing Level under the circumstances described in this Security, the Closing Price or Prices under the circumstances described in this Security, the successor index if publication of the Nasdaq-100 Index is discontinued and whether a Market Disruption Event has occurred.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

CITIBANK, N.A.,
    as Trustee

By:

Authorized Signature

                        OR

WELLS FARGO BANK MINNESOTA, N.A.,
    as Authenticating Agent for the Trustee

By:

Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Notes Linked to the Nasdaq-100 Index® due January 4, 2008

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $                    ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to January 4, 2008. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Stated Maturity Date and the date for determining the Closing Level for the last measurement period; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred on such date, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the date for determining the Closing Level for the last measurement period. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (i) to treat this Security as a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments, (ii) to report all income (or loss) with respect to this Security according to those Treasury regulations, and (iii) to be bound by the Company’s determination of the “comparable yield” and the “projected payment schedule” (within the meaning of such Treasury regulations) for this Security, unless such beneficial owner timely discloses and justifies in its federal income tax return the use of a different comparable yield and projected payment schedule.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to “its Face Amount.” Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT	—		Custodian

		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.